UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2015

Advanced Environmental Recycling Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10367	71-0675758
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

914 N Jefferson Street	72764
Springdale, Arkansas	(Zip Code)
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code     (479) 756-7400

Not Applicable
(Former name and former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 18, 2015, Advanced Environmental Recycling Technologies, Inc. (AERT) held its annual meeting of stockholders. The following matters proposed by the board of directors were voted upon at the meeting.

Proposal 1: The stockholders approved the proposal to elect to the board of directors each of the nominees listed below to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualify. For this proposal, there were 32,867,693 broker non-votes.

Nominees	Votes For	Votes Withheld
Timothy D. Morrison	294,808,113	667,635
Randall D. Gottlieb	294,778,413	697,335
Vernon J. Richardson	294,818,202	657,546

Pursuant to the Series E Designation, which was filed with the Delaware Secretary of State on March 17, 2011 as an amendment to the Company’s Certificate of Incorporation, H.I.G. has the exclusive right as holder of the Series E Preferred stock to vote separately as a single class to elect four of the Corporation’s seven directors. In accordance with that Amendment, H.I.G. has voted to re-elect the following Directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified:

Jackson S. Craig

Todd J. Ofenloch

Michael J. Phillips

Bobby J. Sheth, Secretary

Proposal 2: The stockholders voted to strike all reference of issuance of Class B Common Stock from the Company’s Delaware Certificate of Incorporation.

For	Against	Abstain
294,351,204	589,437	33,402,800

Proposal 3: The stockholders approved the proposal to ratify the appointment of HoganTaylor LLP as independent public accountants of AERT for the year ending December 31, 2015.

For	Against	Abstain
327,275,141	610,483	457,817

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC.
By: /s/ Timothy D. Morrison
Timothy D. Morrison
Chief Executive Officer and Director

Date: June 23, 2015